                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                      ----------------------------------


                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            BOSTON PROPERTIES, INC.
                            -----------------------
              (Exact name of registrant as specified in charter)


       DELAWARE                                        04-2473675
------------------------------                      -----------------
(State or other jurisdiction                         (IRS employer
   of incorporation)                                identification no.)


                8 ARLINGTON STREET, BOSTON, MASSACHUSETTS 02116
                -----------------------------------------------
              (Address of principal executive offices) (Zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange
       Title of each class                        on which each class is
       to be so registered                        to be registered
       -------------------                        ----------------------------

       PREFERRED STOCK PURCHASE RIGHT             NEW YORK STOCK EXCHANGE


Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
                                      ----
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     A description of the rights to purchase Series E Junior Participating Cumulative Preferred Stock, par value $.01 per share (the "Preferred Stock Purchase Rights") of the Registrant is set forth in the Prospectus that constitutes part of the Form S-11 Registration Statement, filed under the Securities Act of 1933 with the Securities and Exchange Commission on April 16, 1997, Registration No. 333-25279, as amended and including all exhibits thereto (the "Registration Statement"), which is incorporated herein by reference for all purposes.

Item 2 - Exhibits
-----------------

     The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part II to the Instructions as to Exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

          (1) The Registration Statement;

          (2) Amended and Restated Certificate of Incorporation of Registrant;

          (3) Amended and Restated Bylaws of Registrant;

          (4) Form of Certificate of Designation classifying and designating the Series E Junior Participating Cumulative Preferred Stock;

          (5) Form of Shareholder Rights Agreement, dated as of June __, 1997 between Boston Properties, Inc. and BankBoston, N.A., as Rights Agent;

          (6) Specimen of Registrant's Common Stock certificate, including legend describing the Rights.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                    BOSTON PROPERTIES, INC.



Date: June 16, 1997                By: /s/ William J. Wedge
                                       ---------------------------------------
                                       William J. Wedge
                                       Senior Vice President






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